UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 5, 2007

Date of Report (Date of earliest event reported)

DJO INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	001-16757	33-0978270
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1430 Decision Street Vista, California		92081
(Address of principal executive offices)		(Zip Code)

(800) 336-5690

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

DJO Incorporated (“DJO”) and the other named defendants have entered into a memorandum of understanding with plaintiffs’ counsel in connection with two purported class action lawsuits filed in the California Superior Court, in the County of San Diego and consolidated as In re DJO Shareholder Litigation, Master File No: 37-2007-00074195-CU-BT-CTL. Those consolidated actions were filed in connection with the DJO Board of Directors’ approval of a merger agreement with an affiliate of ReAble Therapeutics, Inc.

Under the terms of the memorandum, DJO, the other named defendants, and plaintiffs have agreed to settle the consolidated action subject to court approval. DJO and the other defendants deny all allegations of wrongdoing, fault, liability or damage to the plaintiffs and the putative class in the consolidated action, deny that they are engaged in any wrongdoing or violation of law or breach of duty and believe they acted properly at all times. The memorandum provides for dismissal of the consolidated action with prejudice upon approval of a stipulation of settlement by the court. Pursuant to the terms of the memorandum, DJO acknowledged that the consolidated action resulted in a decision to provide additional information to shareholders in the definitive proxy statement concerning the proposed merger and to modify certain terms in the merger agreement as described below, and agreed to pay certain attorneys’ fees, costs, and expenses incurred by the plaintiffs. DJO does not make any admission that the supplemental disclosures are material.

Pursuant to the terms of the memorandum, DJO, ReAble Therapeutics Finance LLC and Reaction Acquisition Merger Sub, Inc. have agreed that (i) notwithstanding Section 8.5(d) of the merger agreement, in the event that the merger agreement is terminated by ReAble Therapeutics Finance LLC or DJO pursuant to Sections 8.2(a), 8.2(b) or 8.4(b) of the merger agreement, DJO shall be obligated to pay the termination fee only in the event that it enters into a definitive agreement with respect to, or consummates, a takeover proposal (as such term is defined in the merger agreement) within eight months (rather than twelve months) after such termination, and (ii) notwithstanding Section 6.2(g)(i)(A) of the merger agreement, the five calendar days period in the definition of notice period in the merger agreement shall be deemed to be three calendar days.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger referred to above, DJO filed a definitive proxy statement with the SEC on October 9, 2007. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (AND ALL AMENDMENTS AND SUPPLEMENTS TO IT) AND OTHER MATERIALS THAT THE COMPANY MAY FILE WITH THE SEC IN THEIR ENTIRETY WHEN SUCH MATERIALS BECOME AVAILABLE, BECAUSE THE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT DJO AND THE PROPOSED MERGER. The final proxy statement was mailed to DJO’s stockholders. Stockholders are able to obtain free copies of the final proxy statement, as well as the Company’s other filings, without charge, at the SEC’s Web site (www.sec.gov) when they become available. Copies of the filings may also be obtained without charge from DJO by directing a request to: DJO Incorporated, 1430 Decision Street, Vista, CA, 92081, Attention: Mark Francois, Director of Investor Relations (Tel: 1-760-734-4766, Email: mark.francois@djortho.com).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DJO INCORPORATED
(Registrant)

Date:	November 5, 2007	BY:	/s/ Donald M. Roberts
Donald M. Roberts
Senior Vice President, General Counsel and Secretary